CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A, of our report dated September 9, 2010, of Island Radio, Inc. (A Development Stage Company) relating to the financial statements as of August 20, 2010 and for the period from June 28, 2010 (inception) to August 20, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

October 12, 2010